SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                             ________________

                     POST EFFECTIVE AMENDMENT NO. 1 TO
                                 FORM S-8
                          REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933
                             ________________


                        EPIC FINANCIAL CORPORATION
          (Exact Name of Registrant as Specified in its Charter)

           Nevada                                88-0451534
(State or Other Jurisdiction of             (IRS Employer ID No.)
Incorporation or Organization)


                       3300 IRVINE AVENUE, SUITE 220
                      NEWPORT BEACH, CALIFORNIA 92660
                 (Address of Principal Executive Offices)
                             ________________

                 2003 Stock Compensation Plan, as Amended
                         (Full Title of the Plan)
                             ________________

                       WILLIAM R. PARKER, PRESIDENT
                        EPIC FINANCIAL CORPORATION
                       3300 IRVINE AVENUE, SUITE 220
                      NEWPORT BEACH, CALIFORNIA 92660
                  (Name and Address of Agent for Service)


                              (949) 622-1130
       (Telephone Number, Including Area Code, of Agent for Service)


                      CALCULATION OF REGISTRATION FEE

===============================================================================================
                                                      Proposed   Proposed
           Title of Securities             Amount     Maximum    Maximum         Amount of
                  to be                     to be     Offering   Aggregate       Registration
                Registered               Registered   Per Share  Offering Price  Fee
-----------------------------------------------------------------------------------------------
Common Stock, $0.001 par value          1,450,000      $0.75      $1,087,500      $87.98
TOTAL                                   1,450,000        NA       $1,087,500      $87.98
-----------------------------------------------------------------------------------------------
(1)  Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933, as amended and based upon an average of the high and low prices reported on the
OTCBB on October 3, 2003.
===============================================================================================




                               Page -1-





EXPLANATORY NOTE

     Epic Financial Corporation ("Epic") has previously filed a registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "1933 Act"), to register 1,250,000 shares of stock, $.001 par value, to be issued pursuant to the Company's 2003 Stock Compensation Plan (the "Plan"). Epic now files this Post-Effective Amendment No. 1 to register an additional 1,450,000 shares of its common stock for issuance pursuant to the Plan, as amended.












































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WHERE YOU CAN FIND MORE INFORMATION

     We are required to file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC") as required by the Securities Exchange Act of 1934, as amended (the "1934 Act"). You may read and copy any reports, statements or other information we file at the SEC's Public Reference Room at: (i) 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available to the public from commercial document retrieval services and the SEC website (http://www.sec.gov) .

INCORPORATED DOCUMENTS

     The SEC allows us to "incorporate by reference" information into this Registration Statement, which means that Epic can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Registration Statement, except for any information superseded by information in this Registration Statement. The following documents previously filed with the Securities and Exchange Commission are incorporated herein by reference:

     (a) Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002;

     (b) Our Quarterly Reports on Form 10-QSB for the fiscal quarters ended April 30, 2003 and July 31, 2003; and

     (c) All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.



















                               Page -3-





                                  PART II

          INFORMATION NOT REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8. EXHIBITS.

4.2   Amendment to Stock Compensation Plan.

5.1 Opinion of the Law Office of David M. Griffith, a Professional Corporation, as to the validity of the securities registered hereunder.

23.2. Consent of Becker & Company, CPAs

23.3 Consent of the Law Office of David M. Griffith, a Professional Corporation (set forth in the opinion filed as Exhibit 5.1 to this Registration Statement).






























                               Page -4-





                                SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, in the City of Newport Beach, State of California on October 3, 2003.


                                     By: /s/   WILLIAM R. PARKER
                                         ----------------------------------
                                         WILLIAM R. PARKER
                                         President

  In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.

           Signature               Title                        Date
           ---------               -----                        ----

                          Chairman  of the Board and Chief     October 3, 2003
 /s/ FRANK IANNUZZI       Financial and Principal Accounting
---------------------     Officer
FRANK IANNUZZI

                          President and Director               October 3, 2003
/s/ WILLIAM R. PARKER     (Principal Executive Officer)
----------------------
WILLIAM R. PARKER

                          Secretary and Director               October 3, 2003
/s/ GARTH ROLFE
----------------------
GARTH ROLFE





















                               Page -5-






                               EXHIBIT INDEX


EXHIBIT
NUMBER    DESCRIPTION


4.2   Amendment to Stock Compensation Plan.

5.1 Opinion of the Law Office of David M. Griffith, a Professional Corporation, as to the validity of the securities registered hereunder.

23.2. Consent of Becker & Company, CPAs

23.3 Consent of the Law Office of David M. Griffith, a Professional Corporation (set forth in the opinion filed as Exhibit 5.1 to this Registration Statement).









































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